                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

   (Amendment No. 1 to Current Report Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934)

                         Date of Report January 5, 1998

                           Commission File No. 0-25826

                            HARMONIC LIGHTWAVES, INC.
             (Exact name of Registrant as specified in its charter)

     DELAWARE                               77-0201147
    (State of incorporation)               (I.R.S. Employer Identification No.)

                                 549 Baltic Way
                               Sunnyvale, CA 94089
                                 (408) 542-2500

               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)
                                 --------------

The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated January 5, 1998 as set forth in the pages attached hereto.


ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

The following financial statements, pro forma financial information and exhibits are filed as part of this report.

    (a) Financial statements of business acquired:

        o   Report of Independent Public Accountants.

        o Consolidated Balance Sheets as of September 30, 1997 (unaudited) and December 31, 1996.

        o Consolidated Statements of Operations for the nine month period ended September 30, 1997 (unaudited), and for the eleven month period ended December 31, 1996.

        o Consolidated Statements of Changes in Shareholders' (Deficit) Equity for the nine months ended September 30, 1997 (unaudited) and for the eleven month period ended December 31, 1996.

        o Consolidated Statements of Cash Flows for the nine month period ended September 30, 1997 (unaudited), and for the eleven month period ended December 31, 1996.

        o   Notes to Consolidated Financial Statements.

    (b) Pro forma financial information required:

        Pro forma Combined Condensed Consolidated Balance Sheet as of September 26, 1997 with respect to Registrant and September 30, 1997 with respect to N.M. New Media Communication Ltd. ("NMC"), a corporation organized under the laws of the State of Israel.

        Pro forma Condensed Consolidated Statement of Operations for the nine months ended September 26, 1997 with respect to Registrant and the nine months ended September 30, 1997 with respect to NMC, and the year ended December 31, 1996.

    (c) Exhibits.


EXHIBITS

 2.1 Stock Purchase Agreement (the "Purchase Agreement") dated as of September 16, 1997, among Registrant, NMC and the Sellers, including Exhibit 2.4 (a)
     (iv) attached thereto. Previously filed.

 2.2 First Amendment to Stock Purchase Agreement dated November 25, 1997 among Registrant, NMC and the Sellers. Previously filed.

20.1 Press Release dated September 16, 1997, announcing the signing of the Purchase Agreement. Previously filed.

23.1 Consent of Independent Public Accountants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned, hereunto duly authorized.


                                  Harmonic Lightwaves, Inc.



    Dated:  March 23, 1998        By:  /s/ROBIN N. DICKSON
                                       -----------------------------------------
                                       Robin N. Dickson, Chief Financial Officer

IBDO

ALMAGOR & Co. CPA (ISR)

7 Abba Hillel Rd.  P.O. Box 3600
Zip 52134, Ramat-Gan, Israel
Tel:  972-3-5760606 Fax:  972-3-5754671



                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
            TO THE SHAREHOLDERS OF N.M. NEW MEDIA COMMUNICATION LTD.


We have audited the accompanying balance sheet of N. M. NEW MEDIA COMMUNICATION LTD. ("the Company") at December 31, 1996 and the consolidated balance sheet as at that date, the statement of operations, statement of changes in shareholders' equity and the statement of cash flows - of the Company and consolidated - for the eleven month period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards, including those prescribed by the Auditors' (Mode of Performance) Regulations (Israel), 1973. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether it derives from an error in the financial statements or from a misrepresentation included therein. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the aforementioned financial statements, present fairly, in all material respects, the financial position -- of the Company and consolidated - at December 31, 1996 and the results of operations, changes in shareholders' equity and cash flows - of the Company and consolidated - for the eleven-month period ended December 31, 1996 in conformity with accounting principles generally accepted in the United States.




IBDO ALMAGOR CO.
CERTIFIED PUBLIC ACCOUNTANTS

Ramat-Gan, Israel

May 28, 1997

                        N.M. NEW MEDIA COMMUNICATION LTD.

                                  BALANCE SHEET
                                (IN U.S. DOLLARS)

                                                          SEPTEMBER 30, 1997        AS AT DECEMBER 31, 1996
                                                          ------------------   --------------------------------
                                                            CONSOLIDATED       CONSOLIDATED          COMPANY
                                                            ------------       ------------        ------------
                                                            (UNAUDITED)
ASSETS

CURRENT ASSETS (Note 3)
  Cash and cash equivalents                                       25,668            362,062             362,062
  Trade receivables                                              179,249             87,500              87,500
  Other receivables and
    prepaid expenses                                             108,372            147,063             310,572
  Payments on account of
    software license                                             517,480            466,680                --
  Payments on account of
    supplier                                                     451,854                 --                --
  Inventories                                                    273,831            132,878                --
                                                            ------------       ------------        ------------

                                                               1,556,454          1,196,183             760,134
                                                            ------------       ------------        ------------


INVESTMENTS

Investment in consolidated subsidiary (Note 4)                      --                 --                11,852
Long-term loan (Note 5)                                            9,347             23,767              23,767
                                                            ------------       ------------        ------------
                                                                   9,347             23,767             35,619
                                                            ------------       ------------        ------------


PROPERTY AND EQUIPMENT (Note 6)
  Cost                                                           277,425            145,987             145,987
  Less - Accumulated depreciation                                (44,341)           (10,960)            (10,960)
                                                            ------------       ------------        ------------

                                                                 233,085            135,027             135,027
                                                            ------------       ------------        ------------


                                                               1,798,886          1,354,977             930,780
                                                            ============       ============        ============



   The accompanying notes are an integral part of these financial statements.

                        N.M. NEW MEDIA COMMUNICATION LTD.

                                  BALANCE SHEET
                               (IN U. S. DOLLARS)


                                    SEPTEMBER 30, 1997        AS AT DECEMBER 31, 1996
                                    ------------------    --------------------------------
                                       CONSOLIDATED       CONSOLIDATED           COMPANY
                                      ------------        ------------        ------------
                                      (UNAUDITED)
   LIABILITIES AND
     SHAREHOLDERS' (DEFICIT) EQUITY

CURRENT LIABILITIES (Note 7)
  Short-term credits from banks            249,547              36,191              33,064
  Payables:
    Trade                                  225,701             464,399              43,329
    Advanced payment from
      customer                             355,631                  --                  --
    Other and accrued expenses              92,712              57,958              57,958
                                      ------------        ------------        ------------
      TOTAL CURRENT LIABILITIES            923,591             558,548             134,351
                                      ------------        ------------        ------------


LONG-TERM LOANS (Note 8)                 1,048,594             349,250             349,250

OTHER LIABILITIES                           42,201                --                  --
                                      ------------        ------------        ------------


COMMITMENTS (Note 9)

SHAREHOLDERS' (DEFICIT) EQUITY
  Share capital (Note 10)                      470                 447                 447
  Additional paid-in capital             1,670,186             890,906             890,906
  Accumulated deficit                   (1,886,156)           (444,174)           (444,174)
                                      ------------        ------------        ------------

    TOTAL SHAREHOLDERS' (DEFICIT)
     EQUITY                               (215,500)            447,179             447,179
                                      ------------        ------------        ------------


                                         1,798,886           1,354,977             930,780
                                      ============        ============        ============



   The accompanying notes are an integral part of these financial statements.

                        N.M. NEW MEDIA COMMUNICATION LTD.


                             STATEMENT OF OPERATIONS
                                (IN U.S. DOLLARS)


                                                                                                   ELEVEN MONTHS ENDED
                                                   NINE MONTHS ENDED   EIGHT  MONTHS ENDED          DECEMBER 31, 1996
                                                   SEPTEMBER 30, 1997   SEPTEMBER 30, 1996   --------------------------------
                                                     CONSOLIDATED         CONSOLIDATED        CONSOLIDATED          COMPANY
                                                     ------------        ------------        ------------        ------------
                                                     (UNAUDITED)         (UNAUDITED)
Revenues from system sales (Note 12a)                   593,289            149,405               318,392             235,508

Cost of production of systems (Note 12b)                188,416            133,400               117,741              87,568
                                                    ------------       ------------          ------------        ------------

  GROSS PROFIT                                          404,873             16,005               200,651             147,940
                                                    ------------       ------------          ------------        ------------

Research and development expenses (Note 12c)            279,699                 --               112,328             112,328

Marketing and selling expenses (Note 12d)               917,567              89,493              296,779
                                                                                                                     288,577

General and administrative expenses (Note 12e)          577,835             224,852              223,058             177,918

                                                    ------------       ------------          ------------        ------------

                                                      1,775,101            314,345               632,165             578,823
                                                    ------------       ------------          ------------        ------------

  OPERATING LOSS BEFORE
    FINANCIAL EXPENSES, NET                          (1,370,227)          (298,340)             (431,514)           (430,883)

Financial expenses, net (Note 12f)                       73,903             (8,640)               12,660              24,820
                                                    ------------       ------------          ------------        ------------

  OPERATING LOSS                                     (1,444,130)          (306,980)             (444,174)           (455,703)

Company's share in income of
  consolidated subsidiary                                  --                    --                   --                11,529
                                                    ------------       ------------          ------------        ------------

  NET LOSS FOR THE PERIOD                             (1,444,130)          (306,980)              (444,174)           (444,174)
                                                     ===========       =============          ============        ============

LOSS PER SHARE DATA:  (Note 2j)

Loss per share                                              (992)               230                   (415)               (415)
                                                     ============      =============           ============        ============

Weighted average number of shares
  used in computation                                      1,456                415                   1,070               1,070
                                                     ============      =============          =============        ============



   The accompanying notes are an integral part of these financial statements.

                        N.M. NEW MEDIA COMMUNICATION LTD.


                             STATEMENT OF CASH FLOWS
                                (IN U.S. DOLLARS)

                                                                                                        ELEVEN MONTHS ENDED
                                                      NINE MONTHS ENDED   EIGHT MONTHS ENDED             DECEMBER 31, 1996
                                                      SEPTEMBER 30, 1997  SEPTEMBER 30, 1996    --------------------------------
                                                         CONSOLIDATED        CONSOLIDATED       CONSOLIDATED           COMPANY
                                                         ------------        ------------       ------------         -----------
                                                          (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:

Loss for the period                                        (1,444,130)         (306,980)           (444,174)           (444,174)

Adjustments to reconcile loss for the
  period to net cash used in
  operating activities                                       (471,257)         (271,251)           (294,845)           (291,395)
                                                         ------------      ------------        ------------        ------------

NET CASH USED IN OPERATING ACTIVITIES                      (1,915,387)         (578,231)           (739,019)           (735,569)
                                                         ------------      ------------        ------------        ------------

CASH FLOWS FROM INVESTING ACTIVITIES:

Grant of long-term loan                                          --             (34,077)            (31,377)            (31,377)
Repayment of long-term loans                                   13,027           141,642               7,746               7,746
Investment in consolidated subsidiary                            --                --                  --                  (323)
Investment in property and equipment                         (132,147)            3,415            (145,987)           (145,987)
                                                         ------------      ------------        ------------        ------------

NET CASH USED IN INVESTING ACTIVITIES                        (119,121)         (172,304)           (169,618)           (169,941)
                                                         ------------      ------------        ------------        ------------

CASH FLOWS FROM FINANCING ACTIVITIES:

Issue of shares                                               783,615           430,437             891,353             891,353
Receipt of long-term loans from shareholder                   696,614           325,807             298,198             298,198
Receipt of long-term bank loans                                18,654            63,681              58,730              58,730
Repayment of long-term bank loans                              (8,764)             (910)             (3,329)             (3,329)
Short-term credit, net                                        207,996           228,329              25,747              22,620
                                                         ------------      ------------        ------------       -------------

NET CASH PROVIDED BY FINANCING ACTIVITIES                   1,698,114         1,047,344           1,270,699           1,267,572
                                                         ------------      ------------        ------------       -------------
NET (DECREASE) INCREASE IN CASH AND CASE EQUIVALENTS         (336,394)          296,810             362,062             362,062

CASH AND CASH EQUIVALENTS AT THE BEGINNING
  OF THE PERIOD                                               362,062              --                  --                  --
                                                         ------------      ------------        ------------       -------------

CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD             25,668           296,810             362,062             362,062
                                                         ============      ============        ============       =============



   The accompanying notes are an integral part of these financial statements.

                        N.M. NEW MEDIA COMMUNICATION LTD.


                             STATEMENT OF CASH FLOWS
                                (IN U.S. DOLLARS)

                                                  NINE MONTHS ENDED   EIGHT MONTHS ENDED             DECEMBER 31, 1996
                                                  SEPTEMBER 30, 1997  SEPTEMBER 30, 1996    --------------------------------
                                                     CONSOLIDATED        CONSOLIDATED       CONSOLIDATED           COMPANY
                                                     ------------        ------------       ------------         -----------
                                                      (UNAUDITED)
Appendix - Adjustments to reconcile
  loss for the period to net cash used in
  operating activities

INCOME AND EXPENSES NOT INVOLVING
  CASH FLOWS:

Depreciation                                            33,437             4,214              10,960              10,960
Company's share in income of
  consolidated subsidiary                                 --                --                  --               (11,529)
Erosion of long-term loans granted                       1,278               249                (137)
                                                                                                (137)
Increase in value of long-term
  loans received                                        (4,589)             --                 6,096               6,096
Interest accrued on long-term loan                       2,903              --                  --                  --
                                                  ------------      ------------        ------------         -----------
                                                        33,028             4,463              16,919               5,390
                                                  ------------      ------------        ------------         -----------

CHANGES IN ASSETS AND LIABILITIES:

Increase in trade receivables                          (91,749)         (108,494)            (87,500)            (87,500)
Decrease (increase) in other receivables                37,183           (49,854)           (147,063)           (310,572)
Increase in payments on account of
  software licenses                                    (50,800)         (201,773)           (466,680)               --
Increase in payments on account of supplier           (451,854)         (451,854)               --                  --
Increase in inventories                               (140,953)          (84,634)           (132,878)               --
Increase in trade payables                            (238,698)           87,239             464,399              43,329
Increase in payment from customer                      355,631              --                  --                  --
Increase in other payables                              34,754            81,802              57,958              57,958
Increase in other liabilities                           42,201              --                  --                  --
                                                  ------------      ------------        ------------         ------------

                                                      (504,285)          275,714            (311,764)           (296,785)
                                                  ------------      ------------        ------------         ------------


                                                      (471,257)         (271,251)           (294,845)           (291,395)
                                                  ============      ============        ============         ============



   The accompanying notes are an integral part of these financial statements.

                       N.M. NEW MEDIA COMMUNICATION LTD.

                  STATEMENT OF SHAREHOLDERS' (DEFICIT) EQUITY
                               (IN U.S. DOLLARS)

                                                          ADDITIONAL                        TOTAL
                                            SHARE          PAID-IN       ACCUMULATED     SHAREHOLDERS'
                                           CAPITAL         CAPITAL         DEFICIT          EQUITY
                                          ---------       ---------       ---------       ---------
MOVEMENT IN THE ELEVEN-MONTH PERIOD
  ENDED DECEMBER 31, 1996:

Issue of shares                                 447            --              --               447

Issue of shares
  (net of issue expenses)                       --          890,906            --           890,906

Loss for the period                             --             --          (447,174)       (444,174)
                                          ---------       ---------       ---------       ---------

BALANCE AS AT DECEMBER 31, 1996                 447         890,906        (444,174)        447,179
-----------------------------------       =========       =========       =========       =========

Issue of shares (Unaudited)                      23            --              --                23

Issue of shares
  net of issue expenses (Unaudited)             --          779,280            --           779,280

Loss for the period (Unaudited)                                          (1,444,130)     (1,444,130)

Currency translation (Unaudited)                --             --             2,148           2,148

BALANCE AS AT SEPTEMBER 30, 1997                470       1,670,186      (1,886,156)       (215,500)
-----------------------------------       =========       =========       =========       =========



     The accompanying notes are an integral part of these financial statements.

                        N.M. NEW MEDIA COMMUNICATION LTD.

                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - GENERAL

a. The Company was incorporated and commenced operations on February 12, 1996. The Company is engaged in the development, marketing and sale of solutions for data transfer by cable or satellite, the sale and supply of applications and the provision of related services.

b.   REPORTING CURRENCY

    These financial statements have been prepared in U.S. dollars ("dollar"). The currency of the primary economic environment in which the operations of the Company are conducted is the dollar.
    Thus, the dollar is the functional currency of the Company.

c.  DEFINITIONS

    THE COMPANY              -   N.M. NEW MEDIA COMMUNICATION LTD.

    THE GROUP                -   the Company and its consolidated subsidiary,
                                 N.M. TECHNOLOGIES, LTD.

    THE PARENT COMPANY       -   N.M. NEW MEDIA ENTERTAINMENT LTD.

    RELATED PARTIES          -   as defined in Opinion No. 29 of the Institute
                                 of Certified Public Accountants in Israel, including interested party as defined in the Securities Law, 1968. Transactions with related parties are presented in Note 12g.


NOTE 2 - SIGNIFICANT ACCOUNTING PRINCIPLES

a.   CONSOLIDATED FINANCIAL STATEMENTS

    The consolidated financial statements include the financial statements of the company and a company in which the Company holds 100% of the control and ownership therein. Material inter-company balances transactions have been eliminated on consolidation.

    The consolidated financial statements have been prepared on the basis of the audited financial statements of the consolidated subsidiary at the balance sheet date. In the opinion of the Company, unaudited statements reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of results for the interim period.

b.   RATE OF EXCHANGE AND LINKAGE TERMS

    Balances linked to the Israeli consumer price index ("C.P.I.") are presented according to the index for calculating the corresponding balance.

    Monetary balances in, or linked to, foreign currency are presented at the representative exchange rates at the balance sheet date.

    Information on the Israeli C.P.I. and the exchange rate of the dollar is as follows:

                                                                 DECEMBER 31, 1996
                                                                 -----------------
    Dollar                                                             3.251
    Israeli C.P.I.                                                     143.1

    PERCENTAGE CHANGES DURING THE PERIOD:

    Dollar                                                              4.3%
    Israeli C.P.I.                                                     8.66%

c.  CASH EQUIVALENTS

    Cash equivalents include liquid deposits, the original maturity date of which was not more than three months.

d.  INVENTORY

    Inventory is stated at the lower of cost or market value. The cost was determined by the "first-in-first-out" method.

e.  INVESTMENTS IN CONSOLIDATED SUBSIDIARY

    The investment in a subsidiary's shares is presented on equity basis.

f.  FIXED ASSETS

    Fixed assets are presented at cost less accumulated depreciation and amortization. Depreciation is calculated by the straight-line method, at annual rates calculated as sufficient to write off the assets over their estimated useful lives.

        Rates of depreciation and amortization are as follows:

                                                        %
                                                       ---
        Motor vehicles                                 15
        Office furniture and equipment                7 - 25 (Mainly - 25%)
        Machinery and equipment                        25

g.  RECOGNITION OF REVENUE FROM SYSTEMS SALES

    The Company recognizes revenues from system sales on shipment to the customer. Demonstration models for which the customer acceptance has not been received, are not recognized as a sale.

h.  RESEARCH AND DEVELOPMENT EXPENSES

    Research and development expenses are charged to the statement of operations as they arise.

i.  DEFERRED INCOME TAXES

    Deferred income taxes are provided for temporary differences between the assets and liabilities, as measured in the financial statements, and for tax purposes at the tax rates expected to be in effect when these differences reverse, in accordance with Statement 109 of the FASB (Accounting for Income Taxes).

j.   LOSS PER SHARE

    Loss per share is computed for NIS 1 of share capital on the basis of the weighted average share capital outstanding during the period.


NOTE 3 - SUPPLEMENTARY INFORMATION ON CURRENT ASSETS

                                                     DECEMBER 31, 1996
                                               ---------------------------
                                               CONSOLIDATED       COMPANY
                                               ------------       -------
                                                   US$              US$
                                               ----------       ----------
a.  CASH AND CASH EQUIVALENTS

    Cash                                            2,062            2,062
    Cash equivalents (see d1 below)               360,000          360,000
                                               ----------       ----------

                                                  362,062          362,062
                                               ==========       ==========

b.  OTHER RECEIVABLES AND PREPAID EXPENSES

    Prepaid expenses                               33,436           33,436
    Value added tax                                66,129           66,129
    Parent company (see d2 below)                  23,153           23,153
    Subsidiary (see d2 below)                        --            163,509
    Interested party (see d2 below)                 6,504            6,504
    Income tax payments                             1,981            1,981
    Other                                          15,860           15,860
                                               ----------       ----------

                                                  147,063          310,572
                                               ==========       ==========

                                          SEPTEMBER 30, 1997          DECEMBER 31, 1996
                                          ------------------    ---------------------------
                                             CONSOLIDATED       CONSOLIDATED       COMPANY
                                          ------------------    ------------     ----------
                                                 US$                US$              US$
                                          ------------------    ------------     ----------
                                             (UNAUDITED)
c.  INVENTORY

    Systems                                      273,831             76,239            --
    Packing materials                                 --              6,639            --
    Payment on account
      of system components (see Note 9h)              --             50,000            --
                                              ----------         ----------      ----------

                                                 273,831            132,878            --
                                              ==========         ==========      ==========

d.   ADDITIONAL INFORMATION

    1. Cash equivalents include bank deposits linked to the dollar, bearing weighted annual interest of 4%.

    2. The balances of the parent company, a subsidiary and an related party are linked to the Israeli C.P.I. and are non-interest bearing. The highest debit balances during the period were US$ 23 thousand, US$ 164 thousand and US$ 32 thousand, respectively.

    3.  Disclosure and presentation of financial instruments - see Note 14.

NOTE 4 - INVESTMENT IN SUBSIDIARY

a.  COMPRISED AS FOLLOWS (Company only)

                                                        DECEMBER 31,
                                                            1996
                                                             US$
                                                        ----------
    Shares -
      Cost                                                     323
      Company's share in post-acquisition results           11,529
                                                        ----------
                                                            11,852
                                                        ==========

b.  ADDITIONAL INFORMATION

    On February 14, 1996, the Company established a wholly-owned subsidiary by the name of New Media Technologies, Ltd., which is engaged in the purchase and construction of digital data transfer systems through the use of cables, called "Cyber-City".


NOTE 5 - LONG-TERM LOAN

The loan which was made to an related party, is linked to the Israeli C.P.I., is non-interest bearing and is repayable in monthly installments of US$ 1.5 thousand per month.


NOTE 6 - FIXED ASSETS

a.   COMPRISED AS FOLLOWS (Company and consolidated)

                                                           DECEMBER 31, 1996
                                             --------------------------------------------
                                                              ACCUMULATED       NET BOOK
                                                COST         DEPRECIATION         VALUE
                                                ----         ------------         -----
                                                 US$              US$              US$
                                             ----------       ----------       ----------
    Furniture and equipment                      38,846            4,035           34,811
    Research and development equipment           33,794            3,196           30,598
    Motor vehicles                               73,347            3,729           69,618
                                             ----------       ----------       ----------
                                                145,987           10,960          135,027
                                             ==========       ==========       ==========

b. LIENS - see Note 11.

NOTE 7 - SUPPLEMENTARY INFORMATION ON CURRENT LIABILITIES

                                                    DECEMBER 31, 1996
                                                ---------------------------
                                                CONSOLIDATED       COMPANY
                                                ------------       -------
                                                    US$              US$
                                                ----------       ----------
a.  SHORT-TERM BANK CREDIT

        BANKS -
        Overdraft (see c1 below)                    25,747           22,620
        Current maturities of
          long-term loans (see c2 below)            10,444           10,444
                                                ----------       ----------
                                                    36,191           33,064
                                                ==========       ==========

b.      OTHER PAYABLES AND ACCRUED EXPENSES

        Salaries and related accruals               44,102           44,102
        Other accrued expenses                      10,176           10,176
        Interested parties (see c3 below)            3,680            3,680
                                                ----------       ----------
                                                    57,958           57,958
                                                ==========       ==========

c.  ADDITIONAL INFORMATION

    1. The balance of the bank overdraft is unlinked and bears weighted annual interest of 20%.

    2. The balance of the current maturities of long-term loans are linked to the Israeli C.P.I. and bear weighted annual interest of 6.75%.

    3. The related party balance is linked to the Israeli C.P.I. and is non-interest bearing.

    4.  Disclosure and presentation of financial instruments - see Note 14.

d.  SECURITIES - see Note 11.

NOTE 8 - LONG-TERM LOANS

                                                          DECEMBER 31, 1996
                                                                US$
                                                           ------------
a.  COMPRISED AS FOLLOWS (Company and consolidated)

    Related parties                                             304,860

    Banks                                                        54,834
    Less - current maturities                                   (10,444)
                                                           ------------
                                                                 44,390

                                                                349,250
                                                           ============

b.   LINKAGE TERMS AND INTEREST RATES

    The debt is linked to the Israeli C.P. I. The debt from related parties are non-interest bearing. The bank debt bears annual interest of 6.75%.

c.   MATURITY DATES

                                                       DECEMBER 31, 1996
                                                       -----------------
                                                              US$
                                                         ------------
    Banks -
    First year (current maturities)                            10,444

    Second year                                                11,118
    Third year                                                 11,833
    Fourth year                                                12,595
    Fifth year and thereafter                                   8,844
                                                         ------------
                                                               44,390

                                                               54,834
    Related parties - maturity date not determined            304,860
                                                         ------------
                                                              359,694
                                                         ============

d. SECURITIES - see Note 11.


NOTE 9 - COMMITMENTS

a. On March 12, 1996, the Company signed an agreement with the parent company and IES Electronic Industries Ltd., ("IES"), whereby shares constituting a 25.1% holding in the Company were issued to IES for US$ 400 thousand.

    Pursuant to the agreement, IES loaned the Company US$ 300 thousand (see Note 8 above). Subsequent to the balance sheet date, IES loaned the Company a further US$ 200 thousand. In addition it was provided that the Company, would appropriate, each year, 25% of its distributable earnings to repaying the abovementioned loans.

    Furthermore, it was provided in the said agreement with I.E.S., that the Company would order hardware from Combox Ltd. ("Combox"), a company under the control of IES. On December 25, 1996, an agreement was signed by the subsidiary and Combox, whereby Combox would supply at no cost demonstration systems in the value of US$ 200 thousand.

b. On March 12, 1996, the Company signed an employment agreement with the Company's general manger, pursuant to which the latter would receive monthly salary at a total cost to Company of US$ 9 thousand. The salary is linked to the Israeli C.P.I. and increased in real terms by 10% in the first year of employment. As well as salary, the general manager is entitled to an annual bonus of 5% of the Company's annual pre-tax income of an amount between US$ 300 thousand US$ 1 million, 3% of the annual pre-tax income of an amount between US$ 1 million and US$ 2 million and 2% of the annual pre-tax income of an amount above US$ 2 million. Furthermore, it was agreed that the annual bonus would not be paid after the Company issues its shares to the public. The term of the agreement is two years with an option to extend the agreement further without limit. The Company may terminate the agreement and dismiss the general manager with six months' advance notice and the general manager may terminate the agreement and resign with three months' advance notice.

c. On March 12, 1996, the Group signed an agreement with the parent company, pursuant to which the parties decided that in consideration of the initiating activities which the parent company carried out for the Group, the signing of an agreement for marketing and distribution of "ACCS" systems with KMS (a German company) for US$ 500 thousand in a back-to-back agreement with IBM Israel Ltd., the parent company will be entitled to US$ 50 thousand to be paid out of the funds the parent Company will receive from KMS.

d. On March 12, 1996, the Company and the parent company signed an agreement, pursuant to which the Company paid the parent company US$ 23 thousand for the purchase of the rights to the "Windows" version of the "Cyber City" software.

e. On March 12, 1996, the Group signed an agreement with the parent company, pursuant to which the Group will pay the parent company US$ 2 thousand per month for its participation in the parent company's office expenses, mainly in respect of rent, communications and secretarial services.

f. On September 30, 1996, the Company signed an agreement with its subsidiary, setting out their mutual relationships relating to the sale and marketing of solutions for data transfer by cable or satellite. According to the agreement, the Company will purchase user-licenses of the operation software and modems and core hardware from the subsidiary at the subsidiary's cost plus 25% mark-up, for the sale and marketing the products to the Company's customers. The consideration will be paid by the Company to the subsidiary within 21 days of receiving the amounts from customers for the abovementioned sales or another date to be determined by the parties.

g. On March 1, 1996, the Company signed an agreement with its subsidiary for the provision of various management services for a monthly payment of US$ 3 thousand linked to the Israeli C.P.I. The agreement is for an unlimited period, though may be cancelled with 14 days' advance notice.

h. On April 28, 1996, the subsidiary signed an agreement with IBM Israel Ltd., ("IBM"), whereby IBM agreed to grant the subsidiary the marketing rights to the versions of ACCS systems.

    In accordance with the agreement, the subsidiary made its first order for the software licenses for US$ 700 thousand, of which US$ 500 thousand had been paid in advance as at December 31, 1996. The subsidiary's obligation to purchase and pay for the first order is subject to IBM's obligation to develop a new version of the system and, in particular, the operation software, in accordance with IBM's development program. Furthermore, it was agreed that continuation of development will be subject to the subsidiary fulfilling its commitment to purchase user-license of the amounts and on the dates outlined in the agreement. Through December 31, 1996, the subsidiary had utilized software licenses amounting to US$ 33 thousand.

    The agreement extends to December 31, 1999.

    According to the agreement, IBM received an option to acquire shares of the subsidiary which will entitle it 20% interest in Company's share capital against a payment of an amount equal to 80% of the price which IES paid for the share capital to which it was entitled or was paid by the first investor that replaces it. The option extends to a period of one year from the agreement date (until April 28, 1997).

i. On November 6, 1996, the Company signed an investment agreement with a group of investors from the United States ("the Investors"), whereby the Company issued to the Investors 67 ordinary shares constituting a 4.8%-interest in the Company for consideration of US$ 500 thousand. In addition, the Investors received two options enabling them to increase their shareholdings. By the terms of the first option, which was exercised at the end of March 1997, 67 ordinary shares constituting a 4.6% interest in the Company were issued to the Investors for US$ 500 thousand. The second option allows the Investors to invest a further US$ 1 million in exchange for an additional 2.86%-interest in the Company, within two years or until the Company has issued shares to the public

j. On December 29, 1996, the Company signed, in concert with others, an agreement to establish a company by the name of Cyber Set Middle East Ltd., ("Cyber Set"), with the object of operating and marketing the satellite-operated "Cyber City" system for trade and private customers in Israel. Pursuant to the agreement, the Company will be engaged in providing the service using the "Amos" satellite in Israel and other satellites in Israel, North America and Europe commencing March 1997. The Company will sell to Cyber Set the hardware and software included in the system to Cyber Set. The parties will not contract with another party, either as promoter or partner, to operate the service in Israel, Europe or North America, other than through the Company.

    The parties will retain a 50%-ownership interest in Cyber Set. The Company and others have undertaken to invest in equal proportions in Cyber Set the amounts required for its operations. Any party which does not make this investment (hereinafter, "the declining party") will not be entitled to its share allocation, even though its holding will be diluted, if the other party invests its full share in the additional capital in exchange for its share allocation alone and not as an investment in any other way. The declining party will be given an option to purchase from the Company, by way of an allocation, shares of a number which would be allocated to it in exchange for payments of its share in the additional capital. The option is valid for 12 months from the date on which the shareholder invests its additional rightful share as outlined above.

    It was agreed by the parties that in the event of a new investor's joining, the share of each of the parties would be diluted proportionally. A new investor's joining will be effected only with the unanimous consent of the members of the Board of directors. The Board of Directors of Cyber Set will be selected by the two parties in such a way that will achieve equal representation for the Company and for the others. The Chairman of the Board of Directors will be appointed from the directors who will be appointed by the parties and will be replaced by rotation each year. The Chairman will not have a surplus, extra or casting vote in the board decisions.

k. The Company has signed a letter of intent with Cellular Vision Technology & Telecommunication L.P. ("CT&T") in the United States to supply the "Cyber City" system of a volume of at least 100,000 units for end-users for US$ 30 million. Supply is planned through August 31, 1998. Through December 31, 1996, the Company sold systems to CT&T in accordance with the abovementioned agreement totaling US$ 103 thousand. On December 26, 1996, an order for systems was received for the supply of systems during 1997 for US$ 2.3 million and payment on account totaling US$ 560 thousand was received. The agreement between the parties was not signed.

l. Subsequent to the balance sheet date, the Company established a wholly-owned subsidiary in the United States called New Media Inc., which is intended to act as its marketing arm in the United States.

NOTE 10 - SHARE CAPITAL

a.  COMPOSITION OF SHARE CAPITAL AS AT DECEMBER 31, 1996

                                                                 NUMBER OF SHARES
                                                                 ----------------
                                                                               ISSUED AND
                                                            AUTHORIZED         FULLY PAID
                                                            ----------         ----------

    Ordinary shares of NIS 1 par value                         20,000             1,403
                                                               ======             =====

b.  CHANGES IN SHARE CAPITAL

    1. On February 12, 1996, the Company issued 1,000 ordinary shares to the parent company at par value.

    2. On April 30, 1996 and on July 9, 1996, the Company issued to IES 138 ordinary shares for consideration of US$ 150 thousand and 198 ordinary shares for consideration of US$ 250 thousand, respectively.

    3. On November 6, 1996, the Company issued 67 ordinary shares to foreign investors for consideration of US$ 500 thousand.

c.  ADDITIONAL INFORMATION

    1. Pursuant to an agreement between the parent company and IES, it was provided that in the event that the Company decides on the issuance of options to employees, the options will not be entitled to more than 12% of the Company's shares.

    2. Pursuant to an agreement between the Company and foreign investors, the said investors received two options which allow them to increase their shareholdings (see Note 9i above).


NOTE 11 - LIENS AND SECURITIES

    Liabilities to banks as at December 31, 1996 totaling US$ 55 thousand are secured by fixed liens on motor vehicles and insurance rights.

NOTE 12 - SUPPLEMENTARY STATEMENT OF OPERATIONS INFORMATION

                                               ELEVEN MONTHS ENDED DECEMBER 31, 1996
                                               -------------------------------------
                                                  CONSOLIDATED           COMPANY
                                                  ------------           -------
                                                       US$                 US$
                                                       ---                 ---
a.  CLASSIFICATION OF SALES
    BY GEOGRAPHICAL DISTRIBUTION

        Europe                                         215,178             176,658
        North America                                  103,214              58,850
                                                  ------------        ------------
                                                       318,392             235,508
                                                  ============        ============

b.  COST OF PRODUCTION OF SYSTEMS

        Purchase of systems                             76,921
        Purchase of software licenses                   33,320
        Purchase of packing materials                    7,500
        Purchase of systems from subsidiary               --                87,568
                                                  ------------        ------------
                                                       117,741              87,568
                                                  ============        ============

c.  RESEARCH AND DEVELOPMENT EXPENSES

        Subcontractors                                  63,420             115,358
        Salaries and related expenses                   48,908              48,908
                                                  ------------        ------------
                                                       112,328             112,328
                                                  ============        ============

d.  SELLING AND MARKETING EXPENSES

        Salaries and related expenses                  115,358              63,420
        Foreign travel                                  83,762              83,762
        Advertising and sales promotion                 54,364              54,364
        Exhibitions                                     29,560              23,352
        Others                                          27,440              25,446
        Less - Participation of
          Marketing Promotion Fund                     (13,705)            (13,705)
                                                  ------------        ------------
                                                       296,779             288,577
                                                  ============        ============

e.  GENERAL AND ADMINISTRATIVE EXPENSES

        Salaries and related expenses                   41,951              41,951
        Rent and maintenance                            60,129              50,010
        Professional services                           91,327              87,066
        Depreciation                                    10,960              10,960
        Others                                          18,691              18,691
        Less - management fees
          from subsidiary                                 --               (30,760)
                                                  ------------        ------------
                                                       223,058             177,918
                                                  ============        ============

                                                 ELEVEN MONTHS ENDED DECEMBER 31, 1996
                                                 -------------------------------------
                                                   CONSOLIDATED           COMPANY
                                                   ------------           -------
                                                        US$                 US$
                                                   ------------        ------------
f.   FINANCIAL EXPENSES, NET

        Interest expense on--
        Short-term credit                                 6,667               4,763
        Long-term loans                                   7,903               7,903
                                                   ------------        ------------
                                                         14,570              12,666
                                                   ------------        ------------

        Financial income from--
        Interest on short-term bank deposits             (7,136)             (7,136)
        Exchange rate differences, net                    5,226              19,290
                                                   ------------        ------------
                                                         (1,910)             12,154
                                                   ------------        ------------
                                                         12,660              24,820
                                                   ============        ============

g.  TRANSACTIONS WITH RELATED PARTIES

         1. PARENT COMPANY-
            Expenses-
            Participation in office
             maintenance expenses (1)                    18,466               8,347
            Research and development
             expenses                                    23,014              23,014

         2. CONSOLIDATED SUBSIDIARY
            Revenues-
             Management fees (2)                           --                36,760
            Expenses -
             Purchase of systems (3)                       --                87,568

         3. RELATED PARTIES WHO ARE
            MANAGERS AND DIRECTORS
            Expenses-
             Salaries and related
             expenses (4)                                75,931              75,931



        (1) See Note 9e.
        (2) See Note 9g.
        (3) See Note 9f.
        (4) See Note 9b.

NOTE 13 -  TAXES ON INCOME

a. The Group's tax loss carryforwards, totaling US$ 481 thousand, are denominated in NIS and linked to the Israeli C.P.I.

b. The Group is assessed under the provisions of the Income Tax Law (Inflationary Adjustments), 1985, pursuant to which results for tax purposes are measured in real terms in accordance with changes in the Israeli C.P.I.

c.  The Company has not received final tax assessments since its incorporation.

NOTE 14 - DISCLOSURE AND PRESENTATION OF FINANCIAL INSTRUMENTS

a.   LINKAGE TERMS OF MONETARY BALANCES (Consolidated)

                                                                            DECEMBER 31, 1996
                                           -----------------------------------------------------------------------------------
                                              IN FOREIGN
                                               CURRENCY       LINKED TO THE     UNLINKED AND       UNLINKED AND
                                           OR LINKED THERETO  ISRAELI C.P.I.  INTEREST BEARING  NON-INTEREST BEARING    TOTAL
                                                  US$              US$               US$               US$               US$
                                               --------         --------          --------          --------          --------
    ASSETS
    Current assets                              449,562           29,658              --              83,970           563,190
    Investments                                    --             23,767              --                --              23,767
                                               --------         --------          --------          --------          --------
                                                449,562           53,425              --              83,970           586,957
                                               --------         --------          --------          --------          --------

    LIABILITIES
    Current liabilities                            --             14,126            25,747           518,677           558,550
    Long-term liabilities                          --            349,250              --                --             349,250
                                               --------         --------          --------          --------          --------
                                                   --            363,376            25,747           518,677           907,800
                                               --------         --------          --------          --------          --------

    Excess assets over liabilities
      (excess liabilities over assets)          449,562         (309,951)          (25,747)         (434,707)         (320,843)
                                               ========         ========          ========          ========          ========

b.  FAIR VALUE OF FINANCIAL INSTRUMENTS

    The financial instruments of the Group include non-derivative assets - cash and cash equivalents, trade receivables, other receivables and prepaid expenses and long-term loans, as well as non-derivative liabilities - short-term bank credit, trade payables, other payables and accrued expenses and long-term debt. Due to their nature, there is no material variance between their fair value and the value at which they are stated in the financial statements.

c.  CURRENCY AND INTEREST RISK

    Since the Group's revenues are denominated in foreign currency while some of its purchases and expenses are in Israeli currency, the Group has exposure to fluctuations in the exchange rates of the U.S. dollar. In addition, the Group has assets in foreign currency held partly against liabilities under various linkage and interest terms. The Group does not usually enter into contracts in derivative financial instruments to reduce its exposure to risk arising from changes in exchange rate or interest rate.

NOTE 15 - SUBSEQUENT EVENTS (UNAUDITED)

a. On March 24, 1997, the Company issued to an investor 67 ordinary shares constituting a 4.6% holding in the Company for proceeds of US$ 500 thousand. The issue was made pursuant to an option held by the investor.

b. On May 19, 1997, the Company issued to foreign investors 16 ordinary shares constituting a 1.08% holding in the Company for proceeds of US$ 287 thousand.

c. On March 30, 1997, the Company signed an agreement with an American company to supply the Company with hardware components for the Cyber-City system for US$ 4.3 million during the years 1997-1998. In addition, the agreement includes another agreement to develop the components. As at September 10, 1996, the Company had paid the American company a total of US$ 523 thousand on account of the hardware components and the development, as mentioned in the agreement.

d. On September 16, 1997, the shareholders of the Company signed an agreement with Harmonic Lightwaves, Inc. ("Harmonic"), a company publicly traded on NASDAQ, to sell their shareholdings in the Company for 1,037,911 shares of Harmonic Common Stock. In addition, the Company signed an agreement with Harmonic to receive loans of a cumulative amount of US$1 million through December 31, 1997. On September 4, 1997, the Company received an advance of US $500 thousand from Harmonic Lightwaves, Inc. pursuant to the loan agreement. The loan is linked to the dollar and bears interest at 7% per annum.

e. On September 9, 1997, the Company signed with another company an agreement cancelling the contract to establish the companies, Cyber-Set Middle East Ltd., ("Middle East") and Cyber-Set International ("International") which was signed on December 29, 1996. The Company transferred all of its shares in Middle East and International to the other company at their nominal value.

ITEM 7 (b) - PRO FORMA FINANCIAL INFORMATION

The following pro forma combined condensed financial statements of Harmonic Lightwaves, Inc. ("Harmonic") have been prepared to give effect to the January 5, 1998 acquisition of N.M. New Media Communication Ltd. ("NMC") using the purchase method of accounting. Consideration for the acquisition was $17,581,000 consisting of issuance of 1,037,911 shares of Harmonic's Common Stock, payment of $1,000 cash and the assumption by Harmonic of NMC stock options to purchase 138,758 shares of Harmonic's Common Stock.


The pro forma combined condensed consolidated balance sheet assumes the acquisition took place in September 1997 and combines Harmonic's September 26, 1997 unaudited condensed consolidated balance sheet with NMC's September 30, 1997 unaudited condensed consolidated balance sheet. The pro forma combined condensed consolidated statements of operations assume that the acquisition took place as of the beginning of each of the periods presented and combines Harmonic's condensed consolidated statement of operations for the year ended December 31, 1996 and NMC's condensed consolidated statement of operations for the eleven month period ended December 31, 1996; and Harmonic's unaudited condensed consolidated statement of operations for the nine months ended September 26, 1997 with the unaudited condensed consolidated statement of operations of NMC for the nine months ended September 30, 1997. The inclusion of a shorter period for NMC than for Harmonic in the condensed consolidated statements of operations for 1996 was due to NMC's commencement of business on February 12, 1996.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of operating results or financial position that would have occurred if the acquisition had been consummated as of the dates indicated, nor is it necessarily indicative of future operating results or financial position.

                            HARMONIC LIGHTWAVES, INC.

                 PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT SHARE DATA)
                                   (UNAUDITED)

                                           HARMONIC        NMC
                                           --------        ---
                                         SEPTEMBER 26, SEPTEMBER 30,
                                             1997         1997       ADJUSTMENTS(2)  PRO FORMA
                                          ---------     ---------      ---------     ---------
ASSETS
Current assets:
  Cash and cash equivalents               $   9,938     $      26             13 (a) $   9,951
  Accounts receivable, net                   21,495           218            (31)(a)    21,682
  Inventories                                14,360           274            263 (a)    14,897
  Prepaid expenses and other assets           2,419         1,039             45 (a)     3,728
                                          ---------     ---------      ---------     ---------


    Total current assets                     48,712         1,557            264        50,033

                                                                              (5)(a)
Notes receivable                                500             9           (500)(b)         4

Property and equipment, net                  10,416           233             11 (a)    10,660

Other assets                                    122            --          1,512 (c)     1,634
                                          ---------     ---------      ---------     ---------
                                          $  59,250     $   1,799      $   1,282     $  62,331
                                          =========     =========      =========     =========

LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities:
  Bank borrowings                                --           250            --            250
  Accounts payable                        $   4,725     $     226            --      $   4,951
  Accrued liabilities                         4,910           448            --          5,358
                                          ---------     ---------      ---------     ---------

    Total current liabilities                 9,635           924            --         10,559
                                          ---------     ---------      ---------     ---------

Long-term debt                                   --         1,049           (500)(b)       549

Other liabilities                               326            42             -- (c)       368

                                                                             216 (d)
                                                                         (14,000)(d)
Stockholders' equity (deficit)               49,289          (216)        15,566 (d)    50,855
                                          ---------     ----------     ---------     ---------
                                          $  59,250     $   1,799        $ 1,282     $  62,331
                                          =========     =========      =========     =========



  The accompanying notes are an integral part of these consolidated financial statements.

                            HARMONIC LIGHTWAVES, INC.

        PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                          HARMONIC          NMC
                                          --------          ---
                                         NINE MONTHS    NINE MONTHS
                                            ENDED          ENDED
                                       SEPT. 26, 1997  SEPT. 30, 1997 ADJUSTMENTS(3)   PRO FORMA
                                       --------------  --------------  -----------     ---------
Net sales                                 $  57,092     $     593          $  --     $  57,685

Cost of sales                                30,466           188             --        30,654
                                          ---------     ---------      ---------     ---------

Gross profit                                 26,626           405             --        27,031
                                          ---------     ---------      ---------     ---------

Operating expenses:
  Research and development                    8,519           280             --         8,799
  Sales and marketing                         9,907           917             --        10,824
  General and administrative                  3,597           578            227(a)      4,402
                                          ---------     ---------      ---------     ---------

Total operating expenses                     22,023         1,775            227        24,025
                                          ---------     ---------      ---------     ---------

Income from operations                        4,603        (1,370)          (227)        3,006

Interest and other income, net                  514           (74)            --           440
                                          ---------     ---------      ---------     ---------

Income before income taxes                    5,117        (1,444)          (227)        3,446

Provision for income taxes                      768            --             --           768
                                          ---------     ---------      ---------     ---------

Net income                                $   4,349     $  (1,444)          (227)    $   2,678
                                          =========     ==========     =========     =========

Basic net income per share                $    0.42            --             --     $    0.24
                                          =========     =========      =========     =========

Diluted net income per share              $    0.38            --             --     $    0.21
                                          =========     =========      =========     =========

Average number of
  shares outstanding                         10,321            --          1,038        11,359
                                          =========     =========      =========     =========
Average number of shares
  outstanding assuming dilution              11,573            --          1,038        12,611
                                          =========     =========      =========     =========



  The accompanying notes are an integral part of these consolidated financial statements.

                            HARMONIC LIGHTWAVES, INC.

        PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                         HARMONIC          NMC
                                         --------          ---
                                           YEAR       ELEVEN MONTHS
                                           ENDED          ENDED
                                       DEC. 31, 1996   DEC. 30, 1996 ADJUSTMENTS(3)  PRO FORMA
                                       -------------   -------------  -----------    ---------

Net sales                                 $  60,894     $     318          $  --     $  61,212

Cost of sales                                33,163           117             --        33,280
                                          ---------     ---------      ---------     ---------

Gross profit                                 27,731           201             --        27,932
                                          ---------     ---------      ---------     ---------

Operating expenses:
  Research and development                    9,237           112             --         9,349
  Sales and marketing                         9,827           297             --        10,124
  General and administrative                  3,463           223            277(a)      3,963
                                          ---------     ---------      ---------     ---------

Total operating expenses                     22,527           632            277        23,436
                                          ---------     ---------      ---------     ---------

Income from operations                        5,204          (431)          (277)        4,496

Interest and other income, net                1,025           (13)            --         1,012
                                          ---------     ---------      ---------     ---------

Income before income taxes                    6,229          (444)          (277)        5,508

Provision for income taxes                      311            --             --           311
                                          ---------     ---------      ---------     ---------

Net income                                $   5,918     $    (444)          (277)    $   5,197
                                          =========     ==========     =========     =========

Basic net income per share                $    0.59            --             --     $    0.47
                                          =========     =========      =========     =========

Diluted net income per share              $    0.52            --             --     $    0.42
                                          =========     =========      =========     =========

Average number of
  shares outstanding                         10,106            --            921        11,027
                                          =========     =========      =========     =========
Average number of shares
  outstanding assuming dilution              11,474            --            921        12,395
                                          =========     =========      =========     =========



  The accompanying notes are an integral part of these consolidated financial statements.

                            HARMONIC LIGHTWAVES, INC.

                      NOTES TO PRO FORMA COMBINED CONDENSED
                            STATEMENTS OF OPERATIONS


NOTE 1 - THE ACQUISITION

The total purchase price of $17,581,000 was allocated to the acquired assets, in-process technology and goodwill based on an independent valuation of the fair market values. The allocation of the purchase price is as follows (in thousands):

        Total purchase price                                            $ 17,581
                                                                        ========
        Current assets                                                  $  1,820
        Property and equipment                                               244
        Other non-current assets                                               5
        In-process technology                                             14,000
                                                                        --------
        Goodwill                                                        $  1,512
                                                                        ========


NOTE 2 - ADJUSTMENTS TO THE BALANCE SHEET

    a. The total purchase price allocated to the acquired assets, in-process technology and goodwill are based on an independent valuation of the fair market values which results in an increase in total assets of $270,000 from the balances presented within the NMC September 30, 1997 consolidated balance sheet.

    b. Reflects elimination of advances to NMC.

    c. Reflects the recording of goodwill.

    d. Includes the elimination of NMC's accumulated deficit, the recording by Harmonic of the in-process technology and the issuance of Common Stock to affect the transaction.

NOTE 3 - ADJUSTMENTS TO THE STATEMENTS OF OPERATIONS

    a. To reflect the amortization of goodwill over the estimated useful life of five years.

NOTE 4 - NONRECURRING CHARGES

The $14 million nonrecurring charge resulting from acquired in-process technology has been reflected in the pro forma combined condensed balance sheet as of September 1997. However, this charge has been excluded from the pro forma combined condensed statement of operations for the year ended December 31, 1996 and the nine months ended September, 1997. This charge will be included in the actual consolidated statement of operations of Harmonic for the quarter ended April 3, 1998.

                                EXHIBIT INDEX

EXHIBIT                          DESCRIPTION
NUMBER

 2.1 Stock Purchase Agreement (the "Purchase Agreement") dated as of September 16, 1997, among Registrant, NMC and the Sellers, including Exhibit 2.4 (a)
     (iv) attached thereto. Previously filed.

 2.2 First Amendment to Stock Purchase Agreement dated November 25, 1997 among Registrant, NMC and the Sellers. Previously filed.

20.1 Press Release dated September 16, 1997, announcing the signing of the Purchase Agreement. Previously filed.

23.1 Consent of Independent Public Accountants.